UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders for Salix Pharmaceuticals, Ltd. was held on June 17, 2010.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2011, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Withheld (includes Abstentions)	Broker Non-Votes
John F. Chappell	45,063,231	553,002	6,620,975
Thomas W. D’Alonzo	45,563,280	52,953	6,620,975
Richard A. Franco, Sr.	45,519,554	96,679	6,620,975
William P. Keane	45,563,628	52,605	6,620,975
Carolyn J. Logan	45,573,125	43,108	6,620,975
Mark A. Sirgo	45,563,288	52,945	6,620,975

At the meeting, our stockholders also approved the amendment to our Certificate of Incorporation to increase the number of authorized shares of capital stock from 85,000,000 shares to 155,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 150,000,000 shares. The vote for such approval was 46,514,152 shares for, 5,723,056 shares against (including abstentions) and no broker non-votes.

At the meeting, our stockholders also ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The vote for such ratification was 52,138,109 shares for, 99,099 shares against (including abstentions) and no broker non-votes.

Item 8.01.	Other Events.

On June 16, 2010, Salix Pharmaceuticals, Ltd. issued a press release announcing that the Company will present at the NASDAQ OMX 24th Investor Program (in association with Piper Jaffray) in London, UK on Wednesday, June 23 at 5:00 a.m. ET. A copy of this press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated June 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: June 18, 2010
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer